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Exhibit 99.1

        [LETTERHEAD]

CONTACT:
Leon Berman
Principal
The IGB Group
(212) 206-0898

GENERAL MARITIME CORPORATION ANNOUNCES
SUCCESSFUL INTEGRATION OF FINAL METROSTAR VESSELS

        Acquisition Increases Long-term Profit Potential

        New York, New York, June 4, 2003—General Maritime Corporation (NYSE: GMR) announced today that it has received delivery and successfully integrated into its fleet the last 2 of the 19 tankers acquired from Metrostar Management Corporation. The Genmar Princess and Genmar Progress were received on May 27, 2003 and May 29, 2003, respectively.

        Peter C. Georgiopoulos, Chairman, Chief Executive Officer and President, stated, "I am extremely pleased with the successful and rapid integration of the Metrostar vessels into our fleet. The effective integration of the 19 tankers has enabled General Maritime to immediately deploy the vessels in a strong market and contribute, as planned, to the Company's earnings and cash flow for the second quarter and beyond."

        With the completion of the Metrostar vessel acquisition, General Maritime has become the second largest mid-sized tanker owner and operator in the world with a fleet of 46 tankers consisting of 27 Aframax and 19 Suezmax tankers. The Metrostar vessel acquisition provides General Maritime with an additional 2.7 million deadweight tons. The combined fleet has a total of 5.5 million deadweight tons and an average age of 11.4 years as of May 31, 2003.

        John P. Tavlarios, President and Chief Executive Officer of General Maritime Management LLC, commented, "The successful integration of the Metrostar vessels could not have been completed without the unwavering commitment and diligence of the staff of General Maritime and United Overseas Tankers Ltd., our technical management subsidiary. General Maritime has once again demonstrated it's ability to seamlessly integrate vessels while ensuring that we adhere to our stringent standards of quality, safety and environmental excellence."

        Mr. Georgiopoulos concluded, "With the addition of the 19 tankers, General Maritime has further solidified it's leadership in the Aframax and Suezmax tanker markets and has provided shareholders with numerous potential benefits. The vessel acquisition, which was completed at a compelling price, reduces the average age of the fleet, creates additional economies of scale, enhances our commercial opportunities and significantly increases the long-term profit potential of the Company."

About General Maritime Corporation

        General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin and other regions including West Africa, the North Sea, Mediterranean, Black Sea and Far East. General Maritime owns and operates 46 tankers—27 Aframax and 19 Suezmax tankers—making it the second largest mid-sized tanker company in the world with more than 5.5 million dwt.

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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

        This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management's current expectations and observations. Included among the factors that, in the company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: changes in demand; a material decline or prolonged weakness in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); one or more planned acquisitions not closing; and other factors listed from time to time in the company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2003 and reports on Form 8-K.

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GENERAL MARITIME CORPORATION ANNOUNCES SUCCESSFUL INTEGRATION OF FINAL METROSTAR VESSELS